UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 19, 2020
Date of report (Date of earliest event reported)

Bausch Health Companies Inc.
(Exact name of registrant as specified in its charter)

British Columbia	,	Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)
2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8
(Address of Principal Executive Offices) (Zip Code)

(514) 744-6792
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01	Regulation FD Disclosure.
Update on impact of COVID-19 on Bausch Health Companies Inc. (“BHC” or the “Company”).
Statement from CEO and Chairman Joseph C. Papa
Our team at BHC is closely monitoring the COVID-19 (coronavirus) situation and its impact on our colleagues, our customers, and the health care patients and consumers we serve. As a global health care company, now more than ever, we remain focused on our mission of helping to improve people’s lives with our health care products.
BHC responded quickly to the human and commercial challenges brought on by COVID-19. Our early actions have, so far, enabled us to keep our colleagues safe, our supply lines intact and to lay the foundation for our company to work our way through the uncertainties to come. Importantly, we believe that the steps we took over the last several years to manage our capital structure place us in a strong position to weather the storm from a liquidity perspective. Finally, we are confident that our businesses will not see their long-term value diminished by this unprecedented situation.
Our Colleagues
The health and safety of our employees is paramount. Our senior management team meets frequently to assess this developing situation and has implemented actions to protect our colleagues. For example:

•	In many locations, we are encouraging personnel, including our sales forces, to work remotely if possible.

•	For personnel that cannot work remotely, such as our manufacturing colleagues, we are taking every precaution to ensure that these employees are working in an environment that is as safe as possible.

•	We are following procedures as prescribed by global public health organizations, such as the World Health Organization (WHO) and U.S. Centers for Disease Control and Prevention (CDC).
Our Supply Chain
Our objective is to maintain the uninterrupted availability of our products to meet the needs of patients, consumers and our customers, and in fact, we have stepped up production to meet increased demand for certain of our consumer products.
Business continuity plans and site-level biosecurity procedures are in place to ensure the well-being of our employees while we work to maintain the integrity of our supply chain. As of the date of this update, we have not experienced any disruption in our supply chain that would have a material impact on our results.

•
Our global supply chain team did a great job of getting out ahead of this challenge as it appeared in Asia, and we used that experience to put in place procedures to mitigate the risk that our manufacturing sites would experience any material closures or disruptions.

•
Availability of API (Active Pharmaceutical Ingredients) and Intermediates have not had, and at this time we do not expect will have, a material impact on our supply chain. We have multiple sources of API and Intermediates for many of our products.

•
We have largely been successful keeping our manufacturing facilities on line. Our plants proximate to “hot spots”, including Milan, Bothell, Washington USA and our two sites in China, are up and running at this time.

•
With respect to our largest product, XIFAXAN®, we have over six months’ supply of XIFAXAN on hand and enough API to manufacture another two months’ supply of XIFAXAN finished goods. We also have open orders for API that are expected to arrive on schedule at this time.

Our Liquidity Situation
We believe BHC is in a strong position from a liquidity standpoint.

•
In 2019, BHC generated $1.5 billion of cash from operations and deployed $1.1 billion of cash to the reduction of debt (approximately $900 million) and for “bolt-on” acquisitions. That context is helpful when thinking about BHC in 2020 amid the uncertainties surrounding the COVID-19 situation. BHC converts a large percentage of its earnings to cash and would have the ability to weather a meaningful downturn from our 2019 results and still generate cash.

•	BHC has no debt maturing, or mandatory amortization of debt, in either 2020 or 2021. The Company’s next maturity comes in Q1 of 2022.

•
BHC has a $1.225 billion revolving credit facility that was undrawn as of December 31, 2019. The Company has historically used the revolving credit facility to issue letters of credit and to fund short-term cash needs. We currently have no outstanding borrowings, approximately $0.2 billion of issued and outstanding letters of credit, and remaining availability of over $1.0 billion under our revolving credit facility. In the event that we have a future, unexpected, need for near term liquidity, the revolving credit facility would be a source of funding for BHC. There are a number of standard borrowing conditions that we must meet in order to maintain access to the revolving credit facility, but the only financial maintenance test we must satisfy is that we need to maintain a ratio of first lien debt (secured debt, net of unrestricted cash) to EBITDA of less than 4.0x tested quarterly on a trailing four quarters basis. EBITDA, as defined in our credit agreement, is not the same as our definition of the “Adjusted EBITDA” that we refer to on our earnings call, in our news releases and in our quarterly investor presentations. Our credit agreement EBITDA is generally slightly higher than our earnings presentation of Adjusted EBITDA. We fully expect that we will have access to capital under our revolving credit facility across a broad range of scenarios in the event it is required.

Forward-Looking Statements
This Form 8-K contains forward-looking statements, including, but not limited to, the impact of the COVID-19 outbreak on the Company and its financial condition and results of operations, our beliefs respecting the probability of disruptions in our supply chain (including availability of API, intermediates and finished products), the strength of our liquidity position, the availability of capital under our revolving credit facility and our ability to remain in compliance with the covenants thereunder. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in BHC’s most recent annual report on Form 10-K and detailed from time to time in BHC’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, and the fear of that pandemic and its potential effects, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but not limited to its supply chain, third party suppliers, project development timelines, and costs (which may increase) and revenue and margins (both of which may decrease). Readers are cautioned not to place undue reliance on any of these forward-looking statements.
No Plans to Provide Future Updates
These forward-looking statements speak only as of the date hereof. BHC undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect actual outcomes, and at this time does not anticipate providing further updates with respect to the impact of COVID-19 prior to announcing results of operations for the quarter ended March 31, 2020, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2020

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Paul S. Herendeen
Paul S. Herendeen
Executive Vice President and Chief Financial Officer